Exhibit 23.1
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                       CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated November 12, 1999 relating to the financial statements of Epitope, Inc., which appear in Epitope, Inc.'s Annual Report on Form 10-K for the year ended September 30, 1999.

PricewaterhouseCoopers LLP

Portland, Oregon
November 14, 2000